Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BioLife Solutions, Inc.

Seattle, Washington

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 31, 2022, relating to the consolidated financial statements of BioLife Solutions, Inc. and the effectiveness of BioLife Solutions, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 and contains a paragraph due to the exclusion of Global Cooling, Inc. and Sexton Biotechnologies, Inc. because they were acquired by the Company during 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Seattle, Washington

September 12, 2022